EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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             NAME                           JURISDICTION OF ORGANIZATION
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Health Acquisition Corp.,                       New York
d/b/a Allen Health Care Services
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New England Home Care, Inc.                     Connecticut
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Connecticut Staffing Works Corp.                Connecticut
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Accredited Health Services, Inc.                New Jersey
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Medical Resources Home Health Corp.             Delaware
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National HMO (N.Y.) Inc.                        Delaware
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